Execution Copy

AMENDED AND RESTATED
FLOW SALE AND SERVICING AGREEMENT
Dated and effective as of January 1, 2006

GOLDMAN SACHS MORTGAGE COMPANY
(Initial Owner)

and

GMAC MORTGAGE CORPORATION
(Company)

Residential Adjustable and Fixed Rate Conventional Mortgage Loans

This is a Amended and Restated Flow Sale and Servicing Agreement, dated and effective as of January 1, 2006, and is executed between Goldman Sachs Mortgage Company as purchaser and initial Owner (hereinafter, the “Initial Owner”), and GMAC Mortgage Corporation, a Pennsylvania corporation, as seller and servicer (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and the Initial Owner are parties to that certain Flow Sale and Servicing Agreement, dated as of March 1, 2005, as amended (the “Original Purchase Agreement”), pursuant to which, from time to time, the Company desires to sell to the Initial Owner, and, from time to time, the Initial Owner desires to purchase from the Company, certain conventional adjustable and fixed-rate residential mortgage loans (the “Mortgage Loans”), retaining the Company to service such Mortgage Loans;

WHEREAS, at the present time, the Initial Owner and the Company desire to amend the Original Purchase Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans acquired to this Agreement or the Original Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Initial Owner and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Acknowledgment and Conveyance Agreement”:  The agreement, substantially in the form of Exhibit A-2 hereto, to be executed by the Company and the Initial Owner on each Closing Date.

“Additional Mortgage Loan Documents”:  Has the meaning set forth in Section 2.03.

“Agency Transfer”:  Any sale or transfer of some or all of the Mortgage Loans by the initial Owner to Fannie Mae or Freddie Mac.

“Agreement”:  This Amended and Restated Flow Sale and Servicing Agreement, including all exhibits hereto, and all amendments hereof and supplements hereto.

“ALTA”:  The American Land Title Association or any successor organization.

“Appraised Value”:  The amount set forth in an Appraisal in connection with the origination of each Mortgage Loan as the value of the Mortgaged Property, or, if the Mortgage Loan is a refinanced Mortgage Loan processed and originated under the Company’s “express refinance,” “streamline refinance,” “GM family” or “select processing” program (as described in the Company’s underwriting guidelines attached hereto as Exhibit F) the Appraised Value shall equal the amount indicated on the Company’s servicing system as the appraised value of the Mortgaged Property; or if the Mortgage Loan is a purchase Mortgage Loan originated under the Company’s “select processing” or “GM family” programs (as described in the Company’s underwriting guidelines attached hereto as Exhibit F) the Appraised Value shall equal the amount of the purchase price of the Mortgaged Property.

“ARM Loan”:  An “adjustable rate” Mortgage Loan, the Mortgage Interest Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

“Assignment of Mortgage”:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (but not recorded) that, when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Owner or, in the case of a MERS Mortgage Loan, an electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Owner or its designee.

“Assumed Principal Balance”:  As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date after application of payments due on or before the Cut-off Date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan pursuant to Section 5.01 and representing (a) payments or other recoveries of principal or (b) Monthly Advances made pursuant to Section 5.03.

“BIF”:  The Bank Insurance Fund, or any successor thereto.

“Business Day”:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the Commonwealth of Pennsylvania or State of New York are authorized or obligated by law or executive order to be closed.

“Closing Date”:  Means a date on which the Company shall sell and the Initial Owner shall purchase Mortgage Loans under this Agreement as set forth in the related Purchase Price and Terms Letter or Trade Confirmation, as the case may be.

“Code”:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Treasury Department regulations issued pursuant thereto.

“Commission”:  The United States Securities and Exchange Commission.

“Company”:  GMAC Mortgage Corporation, a Pennsylvania corporation, or its successor in interest or any successor to the Company under this Agreement appointed as herein provided.

“Company Information”:  As defined in Subsection 13.04(a).

“Condemnation Proceeds”:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage.

Covered Loan:  A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

“Curtailment”:  Any Principal Prepayment made by a Mortgagor that is not a Full Principal Prepayment.

“Custodial Account”:  The separate account or accounts created and maintained pursuant to Section 4.04.

“Custodial Agreement”:  The agreement for the retention of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents, which agreement is in the form annexed hereto as Exhibit C, as the same may be amended, modified or replaced from time to time.

“Custodian”:  The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided herein.

“Customary Servicing Procedures”:  Procedures (including collection procedures) using the same care that the Company customarily employs and exercises in servicing and administering mortgage loans of the same type for its own account giving due consideration to accepted mortgage servicing practices.

“Cut-off Date”:  With respect to any Mortgage Loan purchased on a Closing Date, the first day of the month in which the related Closing Date occurs, or such other date as may be set forth in the related Purchase Price and Terms Letter or Trade Confirmation, as the case may be.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with this Agreement.

“Depositor”:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

“Determination Date”:  The 16th day (or if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day) of the month of the related Remittance Date.

“Due Date”:  The day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

“Eligible Depository Institution”:  Either a (i) depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated A (or Aa3) or better by S&P or Moody’s or (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 (or P-1) by S&P or Moody’s.

“Eligible Investments”:  Any one or more of the following obligations or securities:

(i)

obligations of or guaranteed as to principal and interest by the (a) United States, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided, that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates except that investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages shall not constitute Eligible Investments hereunder;

(ii)

repurchase agreements (which must be fully collateralized) on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof;

(iii)

federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

(iv)

commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which are rated at least A-1 or P-1 by S & P Corporation (“S & P”) and Moody’s Investor Services, Inc. (“Moody’s”), respectively;

(v)

obligations of major foreign commercial banks, limited to Eurodollar deposits, time deposits, certificate of deposits, bankers acceptances, Yankee Bankers acceptances and Yankee certificate of deposits;

(vi)

obligations of major foreign corporations limited to commercial paper, auction rate preferred stock, medium term notes, master notes and loan participations;

(vii)

money market funds comprised of securities described in the aforementioned clauses (i-iv) and having a stated policy of maintaining a set net asset value per share (a “Money Market Fund”).  All Money Market Funds will conform to Rule 2a-7 of the Investment Company Act of 1940;

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

“Escrow Account”:  The separate account or accounts created and maintained pursuant to Section 4.06.

“Escrow Payments”:  With respect to any Mortgage Loan, the amounts constituting taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Essential Mortgage Loan Documents”:  Has the meaning set forth in Section 2.03.

“Event of Default”:  Any one of the conditions or circumstances enumerated in Section 9.01.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Fannie Mae”:  The Federal National Mortgage Association or any successor organization.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor organization.

“Fidelity Bond”:  A fidelity bond required to be maintained by the Company pursuant to Section 4.13.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor organization.

“Full Principal Prepayment”:  A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

“GMAC”:  General Motors Acceptance Corporation.

“Gross Margin”:  With respect to each ARM Loan, the fixed percentage added to the Index on each Rate Adjustment Date, as specified in each related Mortgage Note and listed in the Mortgage Loan Schedule.

“High Cost Loan”:  A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.  For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

“Home Loan”:  A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

“Index”:  With respect to each ARM Loan, on each Rate Adjustment Date, the applicable rate index set forth on the Mortgage Loan Schedule.

“Initial Owner”:  Goldman Sachs Mortgage Company.

“Insurance Proceeds”:  Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged Property, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures or in accordance with the terms of the related Mortgage Loan or applicable law.

“Lifetime Rate Cap”:  With respect to each ARM Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

“Liquidation Proceeds”:  Cash, other than Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee’s sale, foreclosure sale or otherwise.

“Loan-to-Value Ratio” or “LTV”:  With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

“Maximum Rate”:  With respect to each ARM Loan, the per annum rate set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.  The Maximum Rate as to each ARM Loan is set forth on the Mortgage Loan Schedule.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

“MIN”:  a MERS Mortgage Identification Number assigned to a Mortgage Loan in accordance with the MERS Procedures Manual.

“MOM Loan”:  means a Mortgage Loan where the related Mortgage names MERS as the original mortgagee thereof, as to which a MIN has been assigned, and which Mortgage has not been assigned to any other Person.

“Monthly Advance”:  With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) which was due on the Mortgage Loan, and (i) which was delinquent at the close of business on the immediately preceding Determination Date or which was deferred, modified or reduced pursuant to Section 4.01 and (ii) which was not the subject of a previous Monthly Advance.

“Monthly Payment”:  The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

“Monthly Remittance Advice”:  The statement provided by the Company to the Owner or its designees on or prior to each Remittance Date pursuant to Section 5.02, containing the data listed on Exhibit F attached hereto.

“Moody’s”:  Moody’s Investors Service, or any successor in interest.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple, or a leasehold estate, in real property securing a Mortgage Note, including any rider incorporated by reference therein.

“Mortgage File”:  The documents, records and other items referred to in Exhibit A annexed hereto pertaining to a particular Mortgage Loan.

“Mortgage Interest Rate”:  The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, without regard to any reduction in such rate as a result of any modification of the Mortgage Note or application of the Servicemembers Civil Relief Act, as amended.

“Mortgage Loan”:  An individual Mortgage Loan that is the subject of this Agreement, each such Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

“Mortgage Loan Package”:  A group of Mortgage Loans sold to the Initial Owner by the Company on a Closing Date and set forth on the Mortgage Loan Schedule annexed to the related Acknowledgment and Conveyance Agreement.

“Mortgage Loan Remittance Rate” or “Remittance Rate”:  As to each Mortgage Loan, the annual rate of interest required to be remitted hereunder to the Owner, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

“Mortgage Loan Schedule”:  The schedule of Mortgage attached hereto as Annex 1 to each Acknowledgment and Conveyance Agreement, each such schedule setting forth the following information as to each Mortgage Loan, as applicable:  (a) the Mortgage Loan identifying number, (b) the Mortgagor’s name, (c) the street address of the Mortgaged Property, including the city, state and zip code, (d) the Mortgage Interest Rate as of the Cut-off Date, (e) the original principal balance of the Mortgage Loan, (f) principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date, whether or not collected, (g) the first payment date, (h) a code indicating whether the Mortgaged Property is occupied by the owner (and, if so, whether it is occupied as a primary, secondary or vacation residence), (i) the purpose of the Mortgage Loan, (j) the stated maturity date, (k) the amount of monthly principal and interest payment, (l) interest paid to date, ((m) note date, (n) buydown flag, (o) Borrower social security number, (p) original loan-to-value ratio, (q) original loan term, (r) original appraised value, (s) original purchase price, (t) property type, (u) modification date, if applicable, (v) original combined cltv, (w) remaining term to maturity, (x) the appraisal type, (y) self employed flag, (z) asset verification flag, (aa) Primary Insurance Policy provider, if applicable, (bb) Primary Insurance Policy coverage %, if applicable, (cc) documentation type, (dd) fico score and (ee) the property valuation type.  With respect to any ARM Loan, in addition to (a) through (ee) above:  (1) the Gross Margin; (2) the Periodic Rate Cap; (3) the Lifetime Rate Cap; (4) the next Interest Adjustment Date and the Interest Adjustment Date frequency; (5) the Maximum Rate; and (6) the Index.

“Mortgage Note”:  The note or other evidence of the indebtedness of a Mortgagor secured by the related Mortgage.

“Mortgaged Property”:  The real property and improvements subject to a Mortgage, constituting security for repayment of the debt evidenced by the related Mortgage Note.

“Mortgagor”:  The obligor on a Mortgage Note.

“Nonrecoverable Advance”:  Any Servicing Advance or Monthly Advance which the Company has determined in its good faith business judgment will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, be ultimately recoverable, by the Company from late payments, Insurance Proceeds, Liquidation Proceed, Condemnation Proceeds, or other amounts received or receivable with respect to the related Mortgage Loan or REO Property.  Upon request of the Owner, the determination by the Company that it has made a Nonrecoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Owner setting forth such determination and the procedures and considerations of the Company forming the basis of such determination, which shall include a copy of any information or reports obtained by the Company which may support such determination.

“Officers’ Certificate”:  A certificate signed by the President, a Senior Vice President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Secretaries of the Company, or by other duly authorized officers or agents of the Company, and delivered to the Owner as required by this Agreement.

“Opinion of Counsel”:  A written opinion of counsel, who may be salaried counsel employed by the Company.

“Owner”:  The Initial Owner and any successor or assign to this Agreement by the Initial Owner or an Owner.

“Periodic Rate Cap”:  With respect to each ARM Loan, the provision in each Mortgage Note that limits permissible increases and decreases in the Mortgage Interest Rate on any Rate Adjustment Date to not more than one percentage point with respect to each ARM Loan that is subject to semi-annual adjustment or two percentage points with respect to each ARM Loan that is subject to annual adjustment.

“Person”:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prepayment Interest Shortfall”:  As to any Remittance Date and any Mortgage Loan, (a) if such Mortgage Loan was the subject of a Full Principal Prepayment during the related Principal Prepayment Period, the excess of one month’s interest (adjusted to the Mortgage Loan Remittance Rate) on the Assumed Principal Balance of such Mortgage Loan outstanding immediately prior to such prepayment, over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the Mortgagor in respect of such Principal Prepayment Period, and (b) if such Mortgage Loan was the subject of a Curtailment during the related Principal Prepayment Period, an amount equal to one month’s interest at the Mortgage Loan Remittance Rate on the amount of such Curtailment.

“Primary Insurance Policy”:  With respect to each Mortgage Loan, the primary policy of mortgage insurance in effect, or any replacement policy therefore obtained by the Company pursuant to Section 4.08.

“Principal Prepayment”:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, (not including any prepayment penalty or premium thereon,) and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Prepayment Period”:  As to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

“Purchase Price”:  Has the meaning set forth in Section 2.01.

“Purchase Price and Terms Letter”:  Those certain letter agreements  between the Company and the Initial Owner setting forth the general terms and conditions of the transactions consummated herein identifying the Mortgage Loans to be purchased hereunder, as modified by the related Trade Confirmation.

“Qualified Appraiser”:  An appraiser who (a) satisfies the requirements of Title XI of the Financial Institutions Reform, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, (b) is acceptable to Fannie Mae or Freddie Mac and (c) approved by the Company.

“Qualified Correspondent”:  Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have a principal balance at the time of substitution not in excess of the principal balance of the Deleted Mortgage Loan (the amount of any difference being deemed to be a principal payment to be credited to or deposited by the Company in the Custodial Account), (ii) have a Mortgage Interest Rate not less than and not more than 0.50% greater than that of the Deleted Mortgage Loan, (iii) have a remaining maturity not later than and not more than one year less than the remaining maturity of the Deleted Mortgage Loan,  and (iv) be, in the reasonable determination of the Company, of the same type, quality and character as the Deleted Mortgage Loan as if the breach had not occurred.

“Rate Adjustment Date”:  With respect to each ARM Loan, the date on which the Mortgage Interest Rate adjusts.

“Reconstitution”:  Any Securitization Transaction or Whole Loan Transfer.

“Reconstitution Agreement”:  The agreement or agreements entered into by the Company and the Initial Owner and certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer, a Securitization Transaction or Agency Transfer as provided in Section 12.01.

“Reconstitution Date”:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer, Securitization Transaction or Agency Transfer pursuant to Section 12.01 hereof.  On such date, the Mortgage Loans transferred shall cease to be covered by the servicing provisions of this Agreement and the Company shall cease to service such Mortgage Loans under this Agreement.

“Record Date”:  The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

“Refinanced Mortgage Loan”:  A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“Remittance Date”:  The 18th day of each month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such date.

“REO Disposition”:  The final sale by the Company of a Mortgaged Property acquired by the Company in foreclosure or by deed in lieu of foreclosure.

“REO Disposition Proceeds”:  All amounts received with respect to an REO Disposition pursuant to Section 4.14.

“REO Property”:  A Mortgaged Property acquired by the Company through foreclosure or deed in lieu of foreclosure, as described in Section 4.14.

“Repurchase Price”:  With respect to any Mortgage Loan to be repurchased by the Company pursuant to Section 3.03, an amount equal to the Assumed Principal Balance of such Mortgage Loan as of the date of such repurchase, plus interest on such Assumed Principal Balance at the Mortgage Loan Remittance Rate from the date to which interest has last been paid up to and including the day prior to repurchase, plus with regard to any Mortgage Loan subject to a Securitization Transaction, any costs and damages incurred by a related trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

“S&P”:  Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor in interest.

“Securities Act”:  The federal Securities Act of 1933, as amended.

“Securitization Transaction”:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

“Servicer”:  As defined in Section 13.03(c).

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Advances”:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of REO Property pursuant to Section 4.14 and (d) compliance with the Company’s obligations described in Section 4.08.

“Servicing Fee”:  The amount of the annual fee the Owner shall pay to the Company, as outlined in the Purchase Price and Terms Letter. Such fee shall be payable monthly from the interest portion (including recoveries with respect to interest from the Liquidation Proceeds of each Monthly Payment collected by the Company (or as otherwise provided under Section 4.05)and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of each Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

“Servicing Officer”:  Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Owner upon request, as such list may from time to time be amended.

“Sponsor”: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

“Standard & Poor’s Glossary”:  The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

“Static Pool Information”:  Static pool information as described in Item 1105(a) of Regulation AB.

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.  A Subcontractor shall not include a lockbox or a tax insurance tracking system.

“Subservicer”:  Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

“Third-Party Originator”:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company, and regarding which Initial Owner determines in good faith that disclosure is required pursuant to Item 1110 of regulation AB.

“Trade Confirmation”:  With respect to each purchase of a Mortgage Loan Package hereunder (other than the initial Mortgage Loan Package purchased hereunder), that certain confirmation letter in the form of Exhibit A-1 hereto supplementing the Purchase Price and Terms Letter and setting forth the general terms, conditions and portfolio characteristics for each Mortgage Loan Package to be purchased hereunder as of any Closing Date.

“Transfer Date”:  The meaning set forth in Section 10.02.

“Underwriting Guidelines”:  Company’s underwriting guidelines for conventional residential mortgage loans in effect as of the date of the origination of the related Mortgage Loan(s), a copy of which is attached hereto as Exhibit H.

“Whole Loan Transfer”:  Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files.  On each Closing Date, the Company, simultaneously with the execution and delivery of the related Acknowledgment and Conveyance Agreement, does hereby sell, transfer, assign, set over and convey to the Owner, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans included in the related Mortgage Loan Package, including all interest and principal received by the Company on or with respect to the Mortgage Loans after the related Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before such Cut-off Date, whether or not received), together with all of the Company’s right, title and interest in and to each Custodial Account and all amounts from time to time credited to and the proceeds of such Custodial Account, all amounts from time to time credited to and the proceeds of any Escrow Account, any Liquidation Proceeds or Condemnation Proceeds, any REO Property and the proceeds thereof, the Company’s rights under any insurance policies related to the Mortgage Loans, any Insurance Proceeds, the Company’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.

Pursuant to Section 2.03 hereof, the Company shall deliver a portion of each Mortgage File to the Custodian.  The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Owner as the owner thereof and the Company’s possession of the portion of each Mortgage File so retained is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only.  On the Closing Date, the ownership of each Mortgage Note, Mortgage and each related Mortgage File shall vest in the Owner and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Company at the will of the Owner in such custodial capacity only.  The Mortgage File may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy.  The Company shall maintain records (i) confirming the sale of the related Mortgage Loan to the Owner and (ii) confirming the Owner’s ownership interest in the Mortgage File.  The Company shall release from its custody the contents of any Mortgage File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or the removal of any Mortgage Loan or related REO Property from the terms of this Agreement pursuant to Section 3.03 such written instructions shall not be required.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Owner in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the purchaser of such Mortgage Loans.  Prior to the assignment of any MERS Mortgage Loan, the Owner will provide the Company with the Owner’s MERS registration number.  The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

In full consideration for the purchase of each Mortgage Loan Package by the Owner, on each Closing Date, the Owner shall pay to the Company the purchase price calculated in accordance with the provisions of the related Acknowledgment and Conveyance Agreement (the “Purchase Price”) by wire transfer in immediately available funds pursuant to the wiring instructions as provided by the Company to the Owner.  If, subsequent to any Closing Date, the amount on which the related Purchase Price with respect to a Mortgage Loan was based is found to be in error, or if, for any other reason, the Purchase Price or such other amounts are found to be in error, within ten (10) Business Days of the receipt of information sufficient to provide notice that payment is due the party benefiting from the error shall pay an amount sufficient to correct and reconcile the Purchase Price plus interest thereon at an agreed upon market rate or such other amounts and shall provide a reconciliation statement and such other documentation sufficient reasonably to satisfy the other party concerning the accuracy of such reconciliation.

It is intended that the conveyance pursuant to this Agreement of the Company’s right, title and interest in and to the property described in the first paragraph of this Section shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if such conveyance is deemed to be, or to be made as security for, a loan, it is intended that:  (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Company hereby grants to the Owner a first priority security interest in all of the Company’s right, title and interest in, to and under, whether now owned or hereafter acquired, the property described in the first paragraph of this Section 2.01; and (3) this Agreement shall constitute a security agreement under applicable law.

Section 2.02

Books and Records.  Notwithstanding the sale of a Mortgage Loan Package to the Owner, record title to each Mortgage and the related Mortgage Note in such Mortgage Loan Package shall continue in the name of the Company and be retained by the Company in trust for the Owner for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans; provided however, that the Company agrees to cooperate with the Initial Owner in the event the Initial Owner requests recordation of the Assignments of Mortgage in connection with a reconstitution of this Agreement as contemplated under Article XII.  It being further understood that this Assignment of Mortgage may necessitate putting the Assignments in the name of the Trust or some other third party. All rights arising out of the Mortgage Loans included in each Mortgage Loan Package including, but not limited to, all funds received on or in connection with a Mortgage Loan shall be held by the Company in trust for the benefit of the Owner as the owner of the Mortgage Loans, subject to subsequent deduction of amounts to which the Company is entitled pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company.  After the Closing Date, the Company agrees to cooperate with the Owner or any parties to a reconstitution of the Mortgage Loans on one or more occasions as more fully set forth in Article XII, at the Owner’s or such other party’s expense, in providing such reasonable documentation or confirmation, as may be reasonably requested by the Owner or such parties to a reconstitution.  The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Owner.

Section 2.03

Custodial Agreement; Delivery of Mortgage Loan Documents.  By no later than the date set forth in the related Purchase Price and Terms Letter or Trade Confirmation, as the case may be, the Company shall have delivered to the Custodian each of the following documents for each Mortgage Loan (the “Essential Mortgage Loan Documents”) and the Custodian shall have certified its receipt of all such documents to the Initial Owner as of or prior to the related Closing Date:

(a)

The original Mortgage Note endorsed, “Pay to the order of ____________, without recourse” and signed in the name of the Company by an authorized officer.  Such signature may be an original signature or a facsimile signature of such officer.  If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “GMAC Mortgage Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “GMAC Mortgage Corporation, formerly known as [previous name]”.  The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Company.  In lieu of the original Mortgage Note, the Owner will accept lost note affidavits in a form acceptable to the Owner for up to five percent (5%) of the Mortgage Loans (measured by unpaid principal balance);

(b)

Originals or certified true copies from the appropriate recording offices of all assumption and modification agreements, if any or if the original has not yet been returned from the recording office, a copy of such original certified by the Company; and

(c)

Unless the Mortgage Loan is registered on the MERS System, the original Assignment of Mortgage, assigned to ________________, but otherwise in form and substance acceptable for recording and sent for recording; provided however, that certain recording information will not be available if, as of the related Closing Date, the Company has not received the related Mortgage from the appropriate recording office.  If the Mortgage Loan was acquired by the Company in a merger, the assignment must be by “GMAC Mortgage Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by “GMAC Mortgage Corporation, formerly known as [previous name]”.

In addition, the Company is in possession of the following documents for each Mortgage Loan (the “Additional Loan Documents”), which shall be delivered to the Owner or a Custodian designated by the Owner if required in connection with an Agency Transfer, a Whole Loan Transfer or a Securitization Transaction entered into pursuant to this Agreement:

(a)

The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Company (which certificate may consist of stamped text appearing on such copy of the Mortgage), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located;

(b)

The original Assignment of Mortgage, executed in blank, but otherwise in form and substance acceptable for recording; provided, however, that certain recording information will not be available if, as of the Closing Date, the Company has not received the related Mortgage from the appropriate recording office.  If the Mortgage Loan was acquired by the Company in a merger, the assignment must be by “GMAC Mortgage Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by “GMAC Mortgage Corporation, formerly known as [previous name]”; provided, further, that if the Mortgage Loan is a MERS Mortgage Loan (and, except in the case of a MOM Loan where no intervening assignment shall be required, the original or certified true copy of the recorded Assignment of Mortgage to MERS is provided pursuant to clause (d)below) no Assignment of Mortgage shall be required;

(c)

The original policy of title insurance or, if such insurance is in force but the original policy of title insurance has not been delivered to the Company by the issuing title insurer, the report of title insurance or other evidence of title insurance generally acceptable to Fannie Mae or Freddie Mac or, if the Mortgage Loan is the subject of a Fannie Mae or Freddie Mac approved master title insurance policy, a certified copy of the certificate of title insurance issued thereunder; and

(d)

Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mortgage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

Notwithstanding any delivery of the Essential Mortgage Loan Documents or the Additional Mortgage Loan Documents by the Company to the Owner or the Custodian, the Company shall retain, in its capacity as servicer of the Mortgage Loans, all other items included in the Mortgage File, all of which shall be available for inspection by the Owner and which may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy.

If, in connection with any reconstitution of the Mortgage Loans,  Fannie Mae or Freddie Mac, as applicable, in the case of an Agency Transfer, the third party purchaser in the case of a Whole Loan Transfer, or the trustee or master servicer in the case of a Securitization Transaction, requires that Assignments of Mortgage be delivered and/or recorded with respect to each Mortgage Loan, then within the time period required by the applicable Reconstitution Agreement, the Company, at the Company’s expense, shall deliver to the Initial Owner or its designee an Assignment of Mortgage with respect to each Mortgage Loan in the name designated by the Initial Owner and in form and substance acceptable for recording in the jurisdiction in which the related Mortgaged Property is located.  It is understood and agreed that such Assignment of Mortgage shall not be required if the Mortgage Loan is a MERS Mortgage Loan, and the Assignment of Mortgage naming MERS has been duly recorded and is included in the Mortgage File held by the Company or delivered to the Owner or the Custodian to the extent required by this Agreement.

The Custodian has certified or will certify its receipt of each such document as evidenced by its Initial Certification in the form annexed to the Custodial Agreement.

The Company shall promptly forward to the Custodian original documents evidencing any assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or Section 6.01 within thirty (30) days of its execution; provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within thirty (30) days of its execution, and shall provide the original of any such document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly upon receiving the same from the appropriate public recording office.

Section 2.04

Examination of Mortgage File.  At the Owner’s request upon reasonable advance notice prior to or after the Closing Date, the Owner or its designee or any other third party may, at such Person’s cost and expense, conduct a due diligence review of a reasonable sample of the Mortgage Files for the purpose of selling, assigning or reconstituting the Mortgage Loans, ensuring conformity with the Underwriting Guidelines and to insure that the Mortgage Loans meet the characteristics set forth in this Agreement, the Purchase Price and Terms Letter and in the Schedules and Exhibits hereto and thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY;
REPURCHASE AND SUBSTITUTION;
REVIEW OF MORTGAGE LOANS

Section 3.01

Representations and Warranties of the Company.  The Company represents, warrants and covenants to the Owner, as of each Closing Date or as of such other date specified below, that:

(i)

The Company is a validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Company by any such state, and in any event the Company is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan;

(ii)

The Company has full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan pursuant to this Agreement and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement is enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(iii)

None of the execution and delivery of this Agreement, the origination of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Owner, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Company’s articles of incorporation or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;

(iv)

Each Mortgage Note and any other documents required pursuant to this Agreement to be delivered to the Owner or its assignee for each Mortgage Loan have been, on or before the Closing Date, delivered to the Owner or its designee;

(v)

There is no litigation pending or to the best of Company’s knowledge threatened with respect to the Company which is reasonably likely to have a material adverse effect on the sale of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or if any action taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(vi)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

(vii)

The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(viii)

The Mortgage Loans were selected on a random basis from among the outstanding residential mortgage loans contained in the Company’s nonconforming adjustable or fixed rate loan portfolios immediately prior to the Closing Date as to which the representations and warranties set forth in this Section 3.01 and Section 3.02 could be made;

(ix)

There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(x)

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company’s creditors;

(xi)

The Company is an approved seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac.  No event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac;

(xii)

The execution of this Agreement by the parties hereto and the assignment of the Mortgage Notes to the Owner shall be effective to transfer and assign to and vest in the Owner all right, title and interest in and to each Mortgage Loan  related thereto, including all rights of the related mortgagee thereunder, excluding therefrom the right to service the Mortgage Loans;

(xiii)

The Company has not retained any broker, finder, investment banker or financial advisor in connection with this Agreement or any of the transactions contemplated hereby that would be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee in connection therewith;

(xiv)

Neither this Agreement nor any statement, report or other document furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

(xv)

The Company is a member of MERS in good standing and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS and subject to this Agreement.

Section 3.02

Representations and Warranties as to Individual Mortgage Loans.  The Company hereby represents and warrants to the Owner, as to each Mortgage Loan included in the related Mortgage Loan Package as of each Closing Date or such other date as may be specified below with respect to such Mortgage Loan Package, that:

(i)

The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the Cut-off Date;

(ii)

The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and, with respect to any Mortgage Loan for which an appraisal was made prior to the Cut-off Date, either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security or chattel mortgage;

(iii)

There are no defaults under the terms of the Mortgage Loan; and the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(iv)

There are no delinquent taxes which are due and payable, ground rents, assessments or other outstanding charges affecting the related Mortgaged Property;

(v)

The terms of the Mortgage Note of the related Mortgagor and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by applicable law or is necessary to protect the interests of the Owner, and which have been approved by the title insurer and the primary mortgage insurer,  as applicable, and copies of which written instruments are included in the Mortgage File.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement, which assumption agreement is part of the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule.  To the best of the Company’s knowledge, no Mortgagor was in debtor in any state or federal insolvency proceeding at the time the Mortgage Loan was originated;

(vi)

The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vii)

All buildings upon the Mortgaged Property are insured by a generally acceptable insurer pursuant to standard hazard policies conforming to the requirements of Fannie Mae and Freddie Mac.  All such standard hazard policies are in effect and on the date of origination contained a standard mortgagee clause naming the Company and its successors in interest as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended, such Mortgaged Property is covered by flood insurance by a generally acceptable insurer in an amount not less than the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii)

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Owner’s inspection, evidence of compliance with all such requirements;

(ix)

The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(x)

The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms, subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Owner.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage.  The Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The proceeds of the Mortgage Note have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

(xi)

Immediately prior to the transfer and assignment to the Owner, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Owner free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xii)

The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance, with all necessary endorsements, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (b) (1), (2) and (3) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Mortgage Interest Rate and Monthly Payment.  Such title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender’s title insurance policy, such title insurance policy has been duly and validly endorsed to the Owner or the assignment to the Owner of the Company’s interest therein does not require the consent of or notification to the insurer and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xiii)

There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and, to the Company’s knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Company nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

(xiv)

To the best of the Company’s knowledge, there are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(xv)

All improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (xii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(xvi)

The Mortgage Loan was originated by the Company or by an eligible correspondent of the Company.  The Mortgage Loan complies in all material respects with the Underwriting Guidelines attached here as Exhibit H.  The Mortgage Notes and Mortgages are on forms acceptable to Fannie Mae or Freddie Mac;

(xvii)

The Mortgage Loan contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.  The Mortgage Note is payable in monthly installments of principal and interest (provided that with respect to any ARM Loan, the installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Rate Adjustment Date), with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.  The mortgage loan provides for accrual of interest on the basis of a 360-day year consisting of twelve 30-day months.  Except as otherwise set forth on the Mortgage Loan Schedule, the Mortgage Loan does not contain terms or provisions which would result in negative amortization nor contain “graduated payment” features;

(xviii)

The Mortgaged Property at origination of the Mortgage Loan was and, to the Company’s knowledge, currently is free of damage and waste and at origination of the Mortgage Loan there was, and, to the Company’s knowledge, there currently is, no proceeding pending for the total or partial condemnation thereof.  At the time of the origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied;

(xix)

The related Mortgage contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the related Mortgaged Property pursuant to the Customary Servicing Procedures, the holder of such Mortgage Loan will be able to deliver good and merchantable title to the related Mortgage Property.  To the Company’s knowledge, there is no homestead or other exemption available to a Mortgagor that would interfere with the ultimate sale of the related Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xx)

If the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Owner to the trustee under the deed of trust, except in connection with a trustees sale or attempted sale after default by the Mortgagor;

(xxi)

If required by the applicable processing style, the Mortgage File contains an appraisal of the related Mortgaged Property made and signed prior to the final approval of the mortgage loan application by a Qualified Appraiser. The appraisal, if applicable, is in a form generally acceptable to Fannie Mae or Freddie Mac;

(xxii)

All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in substantial compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, national banks, a Federal Home Loan Bank or the Federal Reserve Bank, or (4) not doing business in such state;

(xxiii)

To the best of the Company’s knowledge, there does not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, to cause the Mortgage Loan to become delinquent, or to materially adversely affect the value or marketability of the Mortgage Loan;

(xxiv)

To the Company’s knowledge, each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, a townhouse, an individual condominium unit in a condominium project, an individual unit in a planned unit development or a proprietary lease on a cooperatively owned apartment and stock in the related cooperative corporation.  Any condominium unit or planned unit development either conforms with applicable Fannie Mae or Freddie Mac requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae or Freddie Mac or is otherwise “warrantable” with respect thereto.  No such residence is a mobile home or manufactured dwelling;

(xxv)

The ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of the appraised value (or stated value if an appraisal was not a requirement of the applicable processing style) of the Mortgaged Property at origination or the purchase price of the Mortgaged Property securing each Mortgage Loan is not in excess of 95.00%.  The original Loan-to-Value Ratio of each Mortgage Loan was not more than 95.00%, and the excess LTV over 80.00% is insured as to payment defaults by a Primary Insurance Policy issued by a primary mortgage insurer acceptable to Fannie Mae or Freddie Mac.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage Loan subject to a Primary Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Insurance Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan Schedule is net of any such insurance premium;

(xxvi)

The Company is or will be in possession of each of the Additional Mortgage Loan Documents with respect to each Mortgage Loan;

(xxvii)

The Company is either, and each Mortgage Loan was originated by, a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act;

(xxviii)

The origination, collection and servicing practices with respect to each Mortgage Note and Mortgage have been in accordance with Customary Servicing Procedures, and have been in all material respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law and regulation, including applicable Regulations.  With respect to each Mortgage Loan that provides for Escrow Payments and where Escrow Payments have been collected, an escrow of funds is not prohibited by applicable law and has been established in accordance with Customary Servicing Procedures.  The amount of all Escrow Payments have been computed in accordance with applicable law.  No escrow deposits or Escrow Payments or other charges or payments have been capitalized under the Mortgage or the Mortgage Note;

(xxix)

With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(xxx)

[reserved]

(xxxi)

No Mortgage Loan contains provisions pursuant to which Monthly Payments will in the future be paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect; no Mortgage Loan is secured by a cooperative property, or by manufactured housing that is not affixed to a permanent structure;

(xxxii)

Each Mortgage File contains each of the documents and instruments required to be maintained by this Agreement and such documents and instruments are duly executed and genuine, and, to the Company’s knowledge, the information contained therein is true, accurate and complete; to the Company’s knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

(xxxiii)

No action, inaction, event or circumstance has occurred and no state of facts exists that has resulted or will result in the exclusion from, denial of, or defense to coverage under, or any curtailment or reduction of coverage under, any applicable insurance policy or Primary Insurance Policy;

(xxxiv)

The Mortgagor with respect to each Mortgage Loan is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae or Freddie Mac guidelines.  All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable.  All such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(xxxv)

No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

(xxxvi)

The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule.  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company for the benefit of the Initial Owner, and each prepayment penalty is permitted pursuant to federal, state and local law.  Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002.  With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in prepayment period.  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium and (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law.  This representation and warranty is a Deemed Material Breach Representation;

(xxxvii)

In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy.  No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance  product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.  This representation and warranty is a Deemed Material Breach Representation;

(xxxviii)

No fraud or misrepresentation of a material fact with respect to the origination of a Mortgage Loan has taken place on the part of the Company and to the best of the Company’s knowledge, no fraud or misrepresentation of a material fact with respect to the origination of a Mortgage Loan has taken place on the part of any third party, including without limitation the Mortgagor, connected with the origination of the Mortgage Loan;

(xxxix)

As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Owner, that Company has full right and authority and is not precluded by law or contract from furnishing such information to the Owner and the Owner is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage.  The Company shall hold the Owner harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with the Owner’s secondary marketing operations and the purchase and sale of mortgages.  The Company has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall  report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material Breach Representation;

(xl)

To the Company’s knowledge, there exist no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue;

(xli)

There is no action, suit, proceeding, investigation or litigation pending or, to the best of Company’s knowledge, threatened, with respect to the Mortgage Loan;

(xlii)

No Mortgage Loan is an “equity loan” within the meaning of Section 50(a)(6), Article XVI of the constitution of the State of Texas;

(xliii)

Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and such contract is fully transferable without cost to the Owner;

(xliv)

If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest:  residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty and the ground lease permits the mortgaging of the related Mortgaged Property; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;

(xlv)

[Reserved];

(xlvi)

[Reserved];

(xlvii)

[Reserved];

(xlviii)

[Reserved];

(xlix)

The Mortgage Loan is a “qualified mortgage” under Section 860G(a)(3) of the Code;

(l)

Unless noted on the Mortgage Loan Schedule, the Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or other similar state statute; and

(li)

No Mortgage Loan is a second lien Mortgage Loan.

Section 3.03

Repurchase and Substitution.  The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and shall inure to the benefit of the Owner, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File.  Upon discovery by either the Company or an Owner of a breach of any of the representations and warranties set forth in Sections 3.01 and 3.02 (which breach shall be determined without regard to language qualifying such representation or warranty as being made to the Company’s best knowledge), which breach materially and adversely affects the value of the Mortgage Loans or the interest of the Owner (or which materially and adversely affects the interest of the Owner in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.  Upon the earlier of either discovery by or notice to the Company of any such breach, the Company shall use its best efforts to promptly cure such breach in all material respects within 60 days, and, if such breach cannot be cured during such time period, the Company shall, at the Owner’s option, repurchase such Mortgage Loan at the Repurchase Price.  If any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such breach, all the Mortgage Loans shall, at the Owner’s option, be repurchased by the Company at the Repurchase Price; provided, however, that in the event of a breach of representation and warranty set forth in Section 3.01 that relates to less than all of the Mortgage Loans in the related Mortgage Loan Package, the Company shall repurchase only the Mortgage Loans to which such breach relates.  However, the Company may, with the consent of the Owner, replace a Mortgage Loan as to which a breach of representation of warranty has occurred as described in the foregoing sentences of this Section 3.03 and substitute in its place with a Qualified Substitute Mortgage Loan or Loans, provided, however, that any such substitution shall be effected not later than 120 days after the Closing Date and only with respect to those Mortgage Loans that have not been transferred to a securitization trust.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution).

The Company shall effect any substitution of a Qualified Substitute Mortgage Loan by delivering to the Custodian the documents as are required to be delivered by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03.  No substitution will be made in any calendar month after the Determination Date occurring in such month.  The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Company.  For the month of substitution, distributions to the Owner will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan. The Company shall give written notice to the Owner that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Company shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02, except to the extent a representation contained in Section 3.02 relates to an expressly specified percentage of the Mortgage Loans.

If pursuant to the foregoing provisions the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company on behalf of the Owner, and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Company as the beneficial holder with respect to such  Mortgage Loan.

For any month in which the Company substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Company will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Assumed Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, the Company will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01

Company to Act as Servicer.  The Company, as independent contract servicer, shall service and administer the Mortgage Loans for the benefit of the Owner in accordance with the terms of this Agreement and in conformity with Customary Servicing Procedures.  In performing its obligations hereunder, the Company shall exercise no less than the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, but shall perform such obligations without regard to the Company’s obligation to make Servicing Advances and Monthly Advances , or to the Company’s right to receive compensation for its services hereunder.

Subject to the above-described servicing standards, the specific requirements and prohibitions of this Agreement and the respective Mortgage Loans, and the provisions of any Primary Insurance Policy and applicable law, the Company shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable.  Without limiting the generality of the foregoing, the Company shall, and is hereby authorized and empowered to (i) execute and deliver on behalf of itself and the Owner, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loan and with respect to the Mortgaged Property and (ii) waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to the related Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Owner and is not prohibited by a Primary Insurance Policy; provided, however, that the Company may not, unless it has obtained the consent of the Owner, permit any modification with respect to any Mortgage Loan that would vary the Mortgage Interest Rate, defer or forgive the payment of interest or of any principal, reduce the outstanding principal amount (other than as a result of its actual receipt of payment of principal on) or extend the final maturity date of such Mortgage Loan.  In the event of any such modification which permits the deferral or reduction of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred or reduced, make a Monthly Advance in accordance with Section 5.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Company shall be entitled to reimbursement for such advances to the same extent as for all other Monthly Advances made pursuant to Section 5.03. If reasonably required by the Company, the Owner shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures consistent with Customary Servicing Procedures  and loss mitigation procedures consistent with Fannie Mae or Freddie Mac) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Customary Servicing Procedures where such practices do not conflict with the requirements of this Agreement.  The Company shall at all times comply strictly with all applicable state and federal regulations.

The Company is authorized and empowered by the Owner, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Owner, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Owner and its successors and assigns.  The Company will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans.

Section 4.02

Liquidation of Mortgage Loans; Servicing Advances and Foreclosure.  If any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or if the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action, including action relating to delinquency management, loss mitigation and foreclosure as it shall deem to be in the best interests of the Owner.  If any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 remains delinquent for a period of 90 days or more, the Company shall (a) act in the best interests of the Owner and in accordance with the Regulations, and such action may include the commencement of foreclosure proceedings, (b) if the Company commences foreclosure proceedings, notify the Owner thereof on the monthly remittance report delivered pursuant to Section 5.02 on the first Remittance Date following such commencement and (c) respond to reasonable inquiries of the Owner with respect to the Mortgage Loan or related REO Property.  The Owner shall be entitled to compensation for loss mitigation, as permitted by Fannie Mae or Freddie Mac.

Whether in connection with the foreclosure of a Mortgage Loan or otherwise, the Company shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Company is not required to make a Servicing Advance unless the Company determines in the exercise of its good faith reasonable judgment that such Servicing Advance would ultimately be recoverable from REO Disposition Proceeds, Insurance Proceeds, or Condemnation Proceeds (with respect to each of which the Company shall have the priority described in Section 4.05 for purposes of withdrawals from the Custodial Account).  In the event that any Servicing Advance or any commitment to pay Servicing Advances in connection with any Mortgage Loan exceeds $5,000 in the aggregate, the Company shall secure the written approval of the Owner.

In the event that the Company believes or has reason to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Company shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, except to the extent required under applicable Regulations in order to secure the benefits of the applicable Primary Insurance Policy.

Section 4.03

Collection of Mortgage Loan Payments.  Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable, and will take special care in ascertaining and estimating annual taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in any Mortgage, will become due and  payable in order that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04

Establishment of Custodial Account; Deposits in Custodial Account.  The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan and REO Property separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), in the form of non-interest bearing time deposit or demand accounts.  The Custodial Account shall be established with an Eligible Depository Institution.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B hereto.  A copy of such certification or letter agreement shall be furnished to any Owner upon request.

The Company shall deposit in a mortgage clearing account on a daily basis and in the Custodial Account no later than the second Business Day thereafter and retain therein:

(i)

all scheduled payments due after the Cutoff Date on account of principal, including Principal Prepayments collected after the Cutoff Date, on the Mortgage Loans;

(ii)

all scheduled payments on account of interest on the Mortgage Loans (minus the portion of any such payment which is allocable to the period prior to the Cutoff Date) adjusted to the Mortgage Loan Remittance Rate;

(iii)

all Liquidation Proceeds;

(iv)

all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.10 and Section 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures, the Mortgage Loan documents or applicable law;

(v)

all Condemnation Proceeds with respect to any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures, the Mortgage Loan documents or applicable law;

(vi)

any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 3.03;

(vii)

any amount required to be deposited in the Custodial Account pursuant to Sections 4.01, 4.11, 4.14, 5.01, 5.03, 5.05 and 6.02, or otherwise under this Agreement.

The foregoing requirements for deposit in the Custodial Account shall be exclusive.  Without limiting the generality of the foregoing, payments in the nature of late payment charges, fees for special services provided to a Mortgagor and assumption fees need not be deposited by the Company in the Custodial Account.

The Company may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Company for the benefit of the Owner, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (i) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (ii) any other investment may mature on such Remittance Date if the Company shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Owner) and shall not be sold or disposed of prior to maturity.  Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to its withdrawal or order from time to time.  The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds immediately as realized.

Section 4.05

Withdrawals From the Custodial Account.  The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)

to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

(ii)

to reimburse itself for Monthly Advances, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited as provided in Section 5.03;

(iii)

to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited as provided in Section 5.03;

(iv)

reserved;

(v)

to pay itself investment earnings on funds deposited in the Custodial Account;

(vi)

to withdraw Amounts Held For Future Distribution to the extent permitted under Section 5.03;

(vii)

to withdraw funds deposited in error in the Custodial Account; and

(viii)

to clear and terminate the Custodial Account upon the termination of this Agreement.

On each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01(a)(iv) and (v), the Company is not obligated to remit on such Remittance Date.  The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06

Establishment of Escrow Account; Deposits in Escrow Account.  The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), in the form of non-interest bearing time deposit or demand accounts.  The Escrow Account shall be established with an Eligible Depository Institution.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C hereto.  Upon request, the Company shall provide the Owner with a copy of a letter agreement evidencing the establishment of each Escrow Account.

The Company shall deposit in a mortgage clearing account on a daily basis and no later than the second Business Day thereafter in the Escrow Account and retain therein:  (i) all Escrow Payments held or collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, (ii) all Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property and (iii) all revenues received with respect to the management, conservation, protection and operation of the REO Properties pursuant to Section 4.14.  The Company shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in or in accordance with Section 4.07.  The Company shall pay to the Mortgagor interest on escrowed funds to the extent required by law notwithstanding that the Escrow Account is non-interest bearing.

Section 4.07

Withdrawals From Escrow Account.  Withdrawals from the Escrow Account may be made by the Company only (a) to effect timely payments of taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Company for any Servicing Advance made by Company pursuant to Section 4.08 hereof with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, for transfer to the Custodial Account of such amounts as are to be applied to the indebtedness of a Mortgage Loan in accordance with the terms thereof, (e) for application to restoration or repair of the Mortgaged Property, (f) to deposit into the Custodial Account the funds required to be deposited therein pursuant to Section 4.14, (g) to pay to itself amounts to which it is entitled pursuant to Section 4.14, (h) to withdraw any Escrow Payments related to a Mortgage Loan repurchased by the Company pursuant to Section 3.03, or (i) to clear and terminate the Escrow Account upon the termination of this Agreement.

Section 4.08

Payment of Taxes, Insurance and Other Charges.  With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of taxes, assessments, and other charges for which an escrow is maintained and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that a Mortgage does not provide for Escrow Payments, or the Company has waived the escrow of Escrow Payments or the Company is prohibited by applicable state law from requiring the escrow of Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor.  The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

Section 4.09

Transfer of Accounts.  The Company may from time to time transfer the Custodial Account and the Escrow Account to any other Eligible Depository Institution.  The Company shall notify the Owner within 14 days of any such transfer under this Section 4.09.

Section 4.10

Maintenance of Hazard Insurance.  The Company shall cause to be maintained (with an insurance company acceptable to Fannie Mae or Freddie Mac) for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is, subject to applicable law, at least equal to the lesser of (i) the maximum insurable value of the improvements securing the related Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) the minimum amount necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended.  The Company shall also maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount required above.  Any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, REO Property, or released to the Mortgagor in accordance with Customary Servicing Procedures or in accordance with the terms of the Mortgage Loan or applicable law) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  It is understood and agreed that no earthquake or other additional insurance need be required by the Company of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Company, its successors and its assigns, or, upon request of the Owner, to the Owner, and shall provide for at least 30 days prior written notice to the Company of any cancellation thereof.  The Company shall not accept or obtain any such insurance policy from an insurance company that does not at that time maintain a General Policy Rating of B-III or better in Best’s Key Rating Guide, or that is not licensed to do business in the State wherein the related Mortgaged Property is located.

Section 4.11

Maintenance of Blanket Insurance Policy.  If the Company shall obtain and maintain a blanket insurance policy that is issued by an insurer generally acceptable to Fannie Mae and Freddie Mac and that insures against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the coverage required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Company shall be deemed to have satisfied its obligations as set forth in Section 4.10.  Such policy may contain a clause providing for a reasonable deductible, in which case the Company shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and if there shall have been a loss that would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.

Section 4.12

Maintenance of Mortgage Impairment Insurance Policy.  The Company may satisfy its obligations under Section 4.10 and 4.11 pertaining to physical storage of insurance policies and general policy rating requirements by maintaining a mortgage impairment or other form of blanket policy that will protect the Company and/or investor in the event of uninsured loss, insolvency of an insurance carrier or any other loss normally to be covered by a mortgage impairment policy.  It is agreed that any expense incurred by the Company in maintaining any such insurance shall be borne by the Company.  This shall be deemed to include any loss or any expense as a result of a deductible clause in such a policy.

Section 4.13

Fidelity Bond; Errors and Omissions Insurance.  The Company at its own expense shall maintain with responsible companies throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees and other individuals acting on behalf of the Company in connection with its activities under this Agreement.  The amount of coverage shall be at least equal to the coverage that would be required of the Company by Fannie Mae or Freddie Mac, if the Company were servicing the Mortgage Loans for Fannie Mae or Freddie Mac, and such policy shall be issued by a company that is acceptable to Fannie Mae or Freddie Mac.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses caused by such individuals, including losses from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such individuals.  Such Fidelity Bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.13 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement.

Section 4.14

Title, Management and Disposition of REO Property.  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company, as directed by the Owner, or in the event the Company is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from an attorney duly licensed to practice law in the state where the REO Property is located.  The Company shall hold such title as nominee for the Owner, and any Person or Persons holding such title other than the Owner or the Company shall acknowledge in writing that such title is being held as nominee for the Owner.

The Company shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition in accordance with Customary Servicing Procedures.  The Company shall dispose of any REO Property as soon as possible in accordance with Customary Servicing Procedures.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount that is in accordance with Customary Servicing Procedures and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount that is in accordance with Customary Servicing Procedures.

Subject to the approval of the Owner as described in this paragraph, the disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Owner and otherwise in accordance with Customary Servicing Procedures.  Prior to acceptance by the Company of an offer to sell any REO Property, the Company shall notify the Owner of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”).  The Owner shall be deemed to have approved the sale of any REO Property unless the Owner notifies the Company in writing, within three (3) Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale.  The REO Disposition Proceeds shall be promptly deposited in the Custodial Account.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company reasonably believes to be in the best interests of the Owner.  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself, to the extent permitted under Section 5.03, for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed Monthly Advances, and on the Remittance Date immediately following the Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

The Company shall notify the Owner in accordance with Customary Servicing Procedures of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Customary Servicing Procedures. Thereafter, the Company shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.14. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner or the Company shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Owner as to progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Company and Owner shall be entered into with respect to such  purchase money mortgage.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

Section 4.15

Adjustments to Mortgage Interest Rate and Monthly Payment.  On each applicable Interest Rate Change Date, the Mortgage Interest Rate shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Current Index plus the Gross Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Annual Mortgage Interest Rate Cap and Lifetime Mortgage Interest Rate Cap, as set forth in the Mortgage Note.  The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note, Customary Servicing Procedures, applicable laws and regulations regarding interest rate adjustments.

Section 4.16

Reserved.

Section 4.17

Reports of Foreclosures and Abandonments of Mortgaged Property.  Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment to the extent and in the manner required pursuant to Section 6050J of the Code.

Section 4.18

Force Placed Insurance.  Each Mortgage obligates the Mortgagor thereunder to maintain the required hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the Company to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Upon any failure of the Mortgagor to maintain the required hazard insurance, the Company shall obtain and maintain such force placed hazard insurance at the Mortgagor’s cost and expense.

Section 4.19

Inspections.  The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company and in accordance with Customary Servicing Procedures to assure itself that the value of the Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than 90 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Customary Servicing Procedures.  The Company shall keep an electronic report of each such inspection.

Section 4.20

Restoration of Mortgaged Property.  Except as otherwise required by Customary Servicing Procedures, the Company need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Customary Servicing Procedures.  At a minimum, with respect to claims greater than $10,000, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)

the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)

the Company shall verify that the Mortgage Loan is not 60 or more days delinquent; and

(iv)

pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

With respect to claims of $10,000 or less, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)

the related Mortgagor shall provide an affidavit verifying the completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Company shall verify the total amount of the claim with the applicable insurance company; and

(iii)

pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 4.21

MERS.  In the case of each MERS Mortgage Loan, the Company shall, as soon as practicable after the Owner’s request (but in no event more than 30 days thereafter with respect to each Mortgage Loan that was a MERS Mortgage Loan as of the applicable Closing Date, or 90 days thereafter with respect to each Mortgage Loan that was a MERS Eligible Mortgage Loan as of the applicable Closing Date and subsequent to the applicable Closing Date becomes a MERS Mortgage Loan), the Company shall take such actions as are necessary to cause the Owner to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  With respect to all MERS Mortgage Loans serviced hereunder, the Company shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans.

ARTICLE V

PAYMENTS TO THE OWNER

Section 5.01

Distributions.  On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Owner or its designee the sum of (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to deposit into the Custodial Account pursuant to Section 5.03, plus (c) the aggregate amount of any Prepayment Interest Shortfall existing as of such Remittance Date, minus (i) any amounts attributable to Principal Prepayments received after the immediately preceding Prepayment Period and (ii) any Insurance Proceeds, Liquidation Proceeds received after the immediately preceding Prepayment Period, and (iii) any Monthly Payment received by the Company during any Due Period in addition to the Monthly Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date (the sum of (i), (ii) and (iii), the “Amount Held for Future Distribution”), all of which amounts shall be remitted on the next succeeding applicable Remittance Date.

Each remittance pursuant to this Section 5.01 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the account which shall have been designated by the Owner.

With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Company shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date.

The Company shall ten days prior to the Remittance Date on which the final distribution of funds to Owner is to be made hereunder, notify each Owner of the pendency of such distribution and such distribution shall be made to each Owner.

Section 5.02

Statements to the Owner.  Not later than the 10th day of each month (or if such day is not a Business Day, the preceding Business Day), the Company shall furnish to the Owner (and up to two designees of the Owner) a Monthly Remittance Advice, with a trial balance report attached thereto, and an electronic tape, computer diskette or other electronic data transmission in a format agreed to by the Company and the Owner, containing the information set forth in Exhibit F hereto, as to the related remittance and the period ending on the last day of the preceding Due Period.  Upon reconstitution of some or all of the Mortgage Loans as contemplated by Article XII, the Company shall prepare the reports required by any related Reconstitution Agreement and shall also submit appropriate reports to the Owner’s designee in a form and format mutually satisfactory to the Company and such designee.

In addition, not more than 60 days after the end of each calendar year, upon receipt of written request by the Owner, the Company will furnish at any time during such calendar year, a listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority (other than those required to be filed by the Owner) or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.

Section 5.03

P&I Advances by the Company.  Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall from its own funds deposit in the Custodial Account an amount equal to all Monthly Payments that were due on the related Due Date and that were delinquent at the close of business on the related Determination Date, with the interest adjusted to the respective Mortgage Loan Remittance Rates; provided, however, that to the extent there are funds on deposit in the Custodial Account that are not otherwise required to be distributed to the Owner on such Remittance Date, the Company may remit such funds in lieu of making advances of its own funds; and further provided that any such funds held for future distribution and so used shall be appropriately reflected in the Company’s records and replaced by the Company by deposit into the Custodial Account on or before any future Remittance Date to the extent that funds on deposit in the Custodial Account for the related Remittance Date (determined without regard to P&I Advances required to be made on such Remittance Date) shall be less than the aggregate amount required to be distributed to the Owner pursuant to Section 5.01 on such related Remittance Date.  For purposes of this Section 5.03, any Monthly Payment or portion thereof deferred pursuant to Section 4.01 shall be considered delinquent until paid.  The Company’s obligation to make P&I Advances as to any Mortgage Loan shall continue through the earlier to occur of (a) the repurchase of the Mortgage Loan by the Company pursuant to Section 3.03 and (b) the Remittance Date following acquisition or disposition of title to the related Mortgaged Property through foreclosure or by delivery of a deed in lieu of foreclosure; provided, however, that if requested by a Rating Agency in connection with a securitization as contemplated under Article XII, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property.

Notwithstanding the provisions of this Section 5.03, the Company shall not be required to make any advance of principal and interest if, in the good faith judgment of the Company, such advance of principal and interest will not ultimately be recoverable from the related Mortgagor, from Liquidation Proceeds or otherwise.  In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Owner with an Officer’s Certificate, which details the reason for such determination.

Section 5.04

Reserved.

Section 5.05

Prepayment Interest Shortfalls.  Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall from its own funds deposit in the Custodial Account an amount equal to the aggregate Prepayment Interest Shortfall, if any, existing in respect of the related Principal Prepayment Period.

ARTICLE VI

GENERAL SERVICING PROCEDURE

Section 6.01

Assumption Agreements.  The Company shall use its best efforts to enforce any “due-on-sale” provision contained in each Mortgage or Mortgage Note to the extent permitted by law and provided that such enforcement would not impair any recovery under any related Policy.  The Company shall be entitled to retain as additional servicing compensation any assumption fee collected by the Company for entering into an assumption agreement.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

Section 6.02

Release of Mortgage Files; Wrongful Satisfaction of Mortgages.  Upon the payment in full of any Mortgage Loan, the Company will obtain the portion of the Mortgage File that is in the possession of the Custodian, prepare and process any required satisfaction or release of the Mortgage and notify the Owner as provided in Section 5.02.

If the Company satisfies or releases the lien of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, the Company, upon written demand, shall remit to the Owner the then Assumed Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  The Company shall maintain the Fidelity Bond as provided for in Section 4.13 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03

Servicing Compensation.  As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Company’s Servicing Fee.  The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period as to which any related interest payment on a Mortgage Loan is computed.  The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment.  The obligation of the Owner to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds ) of such Monthly Payments collected by the Company.  Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, prepayment penalties or premiums and late payment charges or otherwise shall be retained by the Company unless otherwise set forth in the applicable Purchase Price and Terms Letter.

Section 6.04

Annual Statement as to Compliance.  The Company shall deliver to the Owner, on or before March 15 of each year, beginning March 15, 2006, an Officers’ Certificate stating that (i) a review of the activities of the Company during the preceding calendar year and of the Company’s performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Servicing Officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05

Annual Independent Public Accountants’ Servicing Report.  On or before March 15 of each year, beginning March 15, 2006, the Company, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans in the Company’s portfolio.  On the basis of this examination, the CPA firm will disclose any exceptions or errors relating to the servicing of mortgage loans, as required by paragraph four (4) of “The Uniform Single Attestation Program for Mortgage Bankers.”

Section 6.06

Owner’s Right to Examine Company Records.  The Owner shall have the right, upon reasonable notice to the Company, to examine and audit any and all of the books, records or other information of the Company whether held by the Company or by another on behalf of the Company, which may be relevant to the performance or observance by the Company of the terms, covenants or conditions of this Agreement, and to discuss such books, records or other information with an officer or employee of the Company who is knowledgeable about the matters contained therein.

Section 6.07

Fair Credit Reporting Act Compliance.  The Company shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

Section 6.08

Compliance with REMIC Provisions.  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Company has received an opinion of counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

REPORTS TO BE PREPARED BY COMPANY

Section 7.01

Company Shall Provide Access and Information as Reasonably Required.  The Company shall furnish to the Owner upon written request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement.  The Company may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Company is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service requirements.  The Company agrees to execute and deliver all such instruments as the Owner, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02

Financial Statements.  The Company understands that, in connection with marketing the Mortgage Loans, the Owner may make available to a prospective Owner a consolidated statement of operations of Company for the most recently completed five fiscal years for which such a statement is available as well as a consolidated statement of condition at the end of the last two fiscal years covered by such consolidated statement of operations.  The Company, if it has not already done so, agrees to promptly furnish to Owner copies of the statements specified above.

The Company also agrees to make available upon reasonable notice and during normal business hours to any prospective Owner a knowledgeable financial or accounting officer for the purposes of answering questions respecting recent developments affecting the Company or the financial statements of the Company and to permit upon reasonable notice and during normal business hours any prospective Owner to inspect the Company’s servicing facilities for the purpose of satisfying such prospective Owner that the Company has the ability to service the Mortgage Loans in accordance with this Agreement.

ARTICLE VIII

THE COMPANY

Section 8.01

Indemnification; Third Party Claims.  The Company agrees to indemnify the Owner and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner incurs directly resulting from the failure of the Company to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement.  The Company shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or any Mortgage Loans.  The Company shall follow any written instructions received from the Owner in connection with such claim.

Section 8.02

Merger or Consolidation of the Company.  The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or the ability of the Company to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company hereunder, shall be the successor of the Company hereunder without the execution or filing of any paper or any further act on the part of either of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) that is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) that has a net worth of not less than $25,000,000.

The Company shall use its best efforts to give 90 days’ prior written notice to the Owner of any such merger, conversion, consolidation, sale or other disposition to which the Company proposes to be a party.

Section 8.03

Company Not to Resign.  The Owner has entered into this Agreement with the Company in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Company shall neither assign its rights under this Agreement nor delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Owner, which consent shall be granted or withheld in the sole discretion of the Owner.  In addition, the ability of the Company to assign its rights and delegate its duties under this Agreement to a successor servicer shall be subject to the following conditions:

(i)

Such successor servicer must be qualified to service loans for Fannie Mae and Freddie Mac , in each case in good standing with the applicable agency;

(ii)

Such successor servicer must have a net worth of not less than $25,000,000; and

(iii)

Such successor servicer must execute and deliver to the Owner an agreement, in form and substance reasonably satisfactory to the Owner, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Company under this Agreement;

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company.  Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance reasonably acceptable to the Owner.  No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

Without in any way limiting the generality of this Section 8.03, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 9.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE IX

DEFAULT

Section 9.01

Events of Default.  Event of Default, whenever used herein, means any one or more of the following events:

(i)

any failure by the Company to remit to the Owner any payment required to be made under the terms of this Agreement that continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Company from the Owner; or

(ii)

any failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or in the Custodial Agreement that continues unremedied for a period of 45 days (30 days in instances where the Company has failed to pay insurance premiums) after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Company from the Owner; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator in any bankruptcy, reorganization, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 45 days; or

(iv)

the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company’s ability to perform its obligations hereunder; or

(v)

the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi)

the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vii)

any failure by the Company, to meet the qualifications of a Fannie Mae seller/servicer, which failure continues for a period of time longer than for more than 30 (thirty) days; or

(viii)

the Company attempts to assign its right to servicing compensation hereunder without satisfying the requirements of Section 8.03 or the Company attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets (other than in compliance with Section 8.03) or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof to other than the Company in violation of Section 8.03.

If an Event of Default shall occur, then so long as such Event of Default shall not have been remedied, the Owner may, by notice in writing to the Company, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.03.  Upon written request from the Owner, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company’s sole expense.  The Company shall cooperate with the Owner and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts (less any amounts due the Company pursuant to the terms of this Agreement) which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation of the Company hereunder, the Company shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Owner and to execute and deliver such other notices, documents and other instruments as may be necessary to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS system to the successor servicer or (y) in causing MERS to designate on the MERS system the successor servicer as the servicer of such Mortgage Loan.

Section 9.02

Waiver of Defaults.  The Owner may in writing waive any past default by the Company in the performance of its obligations hereunder and the consequences thereof and any default in remitting to Owner any required distribution in accordance with this Agreement, including the Company’s obligation to make Monthly Advances.  Subject to the preceding sentence, upon any waiver of a past default, such default shall be deemed not to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement, except as otherwise stated in such waiver; provided, however, that no such waiver shall extend to any subsequent or other default or impair any right consequent thereto, except as otherwise stated in such waiver.

ARTICLE X

TERMINATION

Section 10.01

Termination.  (a)  This Agreement shall terminate upon either:  (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Company), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Company and the Owner in writing.

(a)

The Company, at its option but only upon thirty (30) days’ prior written notice to the Owner, may terminate this Agreement at any time when the aggregate Assumed Principal Balance of the Mortgage Loans which remain subject to this Agreement (the “Remaining Mortgage Loans”) has been reduced by application of Monthly Payments or otherwise to an amount no greater than five (5) percent of the aggregate Assumed Principal Balance of the Remaining Mortgage Loans as of the Cut-off Date.  Such termination shall be effected by the deposit by the Company of an amount equal to the sum of (i) 100% of the aggregate Assumed Principal Balance of the Remaining Mortgage Loans as of the first calendar day of the month in which such repurchase occurs (the “Repurchase Cut-off Date”) after application of principal due on such date whether or not received, and the appraised value of REO Properties, which appraisals shall be performed by an appraiser acceptable to Fannie Mae and Freddie Mac, and (ii) interest on the aggregate Assumed Principal Balance at the Mortgage Loan Remittance Rate from the Repurchase Cut-off Date to, but not including, the date of repurchase.  Upon any such purchase of Mortgage Loans and REO Properties under this Section 10.01(b), the Owner shall, to the extent necessary, transfer or cause to be transferred to the Company title to the repurchased Mortgage Loans and REO Properties by instruments of transfer or assignment, without recourse.  The Company may not purchase fewer than all of such Mortgage Loans and REO Properties.  The Company shall deposit the repurchase price for the remaining Mortgage Loans as described in (i) and (ii) above in the Custodial Account no later than one (1) Business Day prior to the first Remittance Date to occur after the expiration of thirty days following the notice described in the first sentence of this Section 10.01(b).  Upon presentation and surrender of the outstanding Mortgage Loans, the Company shall cause to be distributed to the Owner on such Remittance Date the repurchase price together with the amounts (including Monthly Advances) that would be otherwise distributable to the Owner in respect of Mortgage Loans and REO Properties on such Remittance Date.  Upon receipt of such final payment, the Owner shall deliver, or cause the Custodian to deliver to the Company, the Mortgage Files in connection therewith and shall otherwise use its best efforts to effect or cause to be effected the orderly transfer of assets to the Company.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01

Closing.  Each closing for the purchase and sale of Mortgage Loans hereunder shall take place on the related Closing Date.  Upon agreement by the Company and the Owner, the closing shall be either:  by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

Each closing for a Mortgage Loan Package shall be subject to each of the following conditions:

(a)

at least one (1) Business Day prior to the Closing Date, the Company shall deliver to the Owner a Mortgage Loan Schedule with respect to the Mortgage Loans to be purchased and sold on such date;

(b)

all of the representations and warranties of the Company under this Agreement shall be true and correct as of such Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(c)

the Owner shall have received, or the Owner’s attorneys shall have received in escrow, all closing documents as specified in 11.02 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Owner, duly executed by all signatories other than the Owner as required pursuant to the terms hereof;

(d)

the Company shall have delivered and released to the Custodian on or prior to the Closing Date all documents required pursuant to Section 2.03 hereof; and

(e)

all other terms and conditions of this Agreement and the related Purchase Price and Terms Letter (if any), Trade Confirmation (if any) and Acknowledgment and Conveyance Agreement shall have been complied with.

Subject to the foregoing conditions, the Owner shall pay to the Company on each Closing Date the Purchase Price for the Mortgage Loan Package purchased on such date by wire transfer of immediately available funds to the account designated by the Company.

Section 11.02

Closing Documents.  (a)  The closing documents for the Mortgage Loans to be purchased on the initial Closing Date under this Agreement shall consist of fully executed originals of the following documents as well as the documents referred to in Section 12.04(b):

(i)

the Purchase Price and Terms Letter;

(ii)

this Agreement;

(iii)

the Custodial Agreement among the Owner; the Company and the Custodian;

(iv)

a Custodial Account Letter Agreement, in the form of Exhibit D hereto; and

(v)

an Escrow Account Letter Agreement, in the form of Exhibit E hereto.

(vi)

Officer’s Certificate

(b)

The closing documents for the Mortgage Loans to be purchased on each Closing Date under this Agreement (including the initial Closing Date) shall consist of fully executed originals of the following documents:

(i)

the related Purchase Price and Terms Letter (if applicable);

(ii)

the related Trade Confirmation (if applicable);

(iii)

the related Acknowledgment and Conveyance Agreement; and

(iv)

the Mortgage Loan Schedule.

Section 11.03

Successor to the Company.  Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Section 8.03, 9.01 or 10.01(a)(ii), the Owner shall (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  The Company shall discharge its duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence that it is obligated to exercise under this Agreement.  The resignation or removal of the Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall not relieve the Company named herein of its obligations under Section 3.03 or Section 8.01 (in the event a third party claim is filed during the period of time in which the Company is servicing the Mortgage Loans).

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement.  No termination of the Company or this Agreement shall affect any claims that the Owner may have against the Company arising prior to any such termination or resignation.

The Company shall timely deliver to its successor the funds in the Custodial Account and the Escrow Account (less any amounts to which the Company is entitled pursuant to the terms of this Agreement) and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds.  The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Owner of such appointment.

Section 11.04

Repurchases and Related Assurances.  In the event the Company repurchases a Mortgage Loan pursuant to Section 3.03, the Owner shall upon any request of the Company subsequent to the Remittance Date on which the Repurchase Price has been remitted to the Owner take actions reasonably necessary to effect the reconveyance of the Mortgage Loan.

Section 11.05

Amendment.  This Agreement may be amended only by written agreement signed by the Company and Owner hereunder.

Section 11.06

Recordation of Assignment of Mortgages.  As provided in the Custodial Agreement, each Assignment of Mortgage, if applicable, shall be in a form acceptable for recording in all appropriate public offices for real property records in the jurisdiction in which the Mortgaged Property recited in each such Assignment of Mortgage is situated.  At the Owner’s request (and upon written notice to the Company), the Assignments of Mortgage shall be recorded in the name of the Owner or in the name of a Person designated by the Owner in all appropriate public offices for real property records.  All recording fees related to such initial recordation shall be paid by the Company.

Section 11.07

Duration of Agreement.  This Agreement shall continue in existence and effect until terminated as herein provided.

Section 11.08

Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent preempted by federal law but without regard to principles of conflicts of laws, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.09

Notices.  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid, return receipt requested, and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex, telecopy or telegraph and confirmed by a writing delivered by means of (a), (b) or (c), to:  (i) in the case of the Company, 500 Enterprise Road, Horsham, PA 19044,  Attention:  William Maguire, Senior Vice President, or such other address as may hereafter be furnished to the Owner in writing by the Company, with a copy to the Company at the same address and (ii) in the case of the Owner, 85 Broad Street, 27th Floor, New York, NY  10004, Attention:  Howard Altarescu, Vice President.

Section 11.10

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 11.11

No Partnership.  Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Owner.

Section 11.12

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

Section 11.13

Successors and Assigns.  Notwithstanding anything to the contrary in this agreement, it is understood and agreed that the Owner may transfer its interest in this Agreement and the Mortgage Loans in whole or in part, in accordance with Article XII of this Agreement.  This Agreement shall inure to the benefit of and be binding upon the Company and the Owner and their respective successors and assigns permitted hereunder.

Section 11.14

General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, Clauses and other subdivisions of this Agreement;

(d)

a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs, Clauses, and other subdivisions;

(e)

the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)

the term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE XII

WHOLE LOAN TRANSFER; SECURITIZATION TRANSACTION; AGENCY TRANSFER

Section 12.01

Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole Loan Transfer, a Securitization Transaction or Agency Transfer on One or more Reconstitution Dates.  The Company acknowledges and the Initial Owner agrees that with respect to some or all of the Mortgage Loans, the Initial Owner may effect either:

(1)

one or more Whole Loan Transfers;

(2)

one or more Securitization Transaction;

provided, however, that the aggregate number of “investors” in the Mortgage Loans shall not exceed four (4), per each Mortgage Loan Package; provided, that for purposes hereof, the “investor” shall be Fannie Mae or Freddie Mac, as applicable, in the case of an Agency Transfer, the third party purchaser in the case of a Whole Loan Transfer, or the trustee or master servicer in the case of a Securitization Transaction.  In addition, if the Owner enters into more than two (2) reconstitution transactions with respect to the Mortgage Loans, for each reconstitution transaction after the second such transaction, the Company shall have the right to reimbursement from the Owner for the reasonable expenses incurred by the Company in connection with effecting such Agency Transfer, Whole Loan Transfer or Securitization Transaction, including reimbursement for the amount which reasonably reflects time and expenses directly incurred by the Company in connection with such reconstitution transactions.

The Company shall cooperate with the Initial Owner in connection with any Whole Loan Transfer, Securitization Transaction or Agency Transfer contemplated by the Initial Owner pursuant to this Section.  In connection therewith, the Initial Owner shall deliver any Reconstitution Agreement or other document related to the Whole Loan Transfer, Securitization Transaction or Agency Transfer to the Company at least 10 days prior to such transfer and the Company shall execute any Reconstitution Agreement which contains servicing provisions substantially similar to those herein or otherwise reasonably acceptable to the Initial Owner and the Company and which restates the representations and warranties contained in Section 3.01 as of the Reconstitution Date (except to the extent any such representation or warranty is not accurate on such date) and Section 3.02 herein as of the Closing Date.  With respect to any Reconstitution that involves a sale of Mortgage Loans or Securities to an Agency, the Company shall additionally make with respect to the applicable Mortgage Loans as of the date the Mortgage Loans were sold from the Company to the Initial Owner each additional representation or warranty required by such Agency as the Company has negotiated with such Agency.  In addition, with respect to any Securitization Transaction, the Company and the Owner shall execute and deliver an indemnity agreement substantially in the form of Exhibit O hereto.  The Initial Owner hereby agrees to reimburse the Company for reasonable “out-of-pocket” expenses incurred by the Company that relate to such Whole Loan Transfer, Securitization Transaction or Agency Transfer, including reimbursement for the amount which reasonably reflects time and effort expended by the Company in connection therewith.  It is understood and agreed by Initial Owner and Company that the right to effectuate such Whole Loan Transfer, Securitization Transaction or Agency Transfer as contemplated by this Section 12.01 is limited to the Initial Owner.

With respect to any Mortgage Loans that are subject to a Securitization Transaction, unless otherwise provided in the related pooling and servicing agreement or similar agreement, the Company shall (1) cause the servicing officer in charge of servicing for the Company to execute and deliver a certification (the “SEC Certification”) in the format attached hereto as Exhibit G which at the Owner’s option shall be (A) attached to any Form 10-K’s filed with the Commission in connection with the related securitization trust (or similar transaction) or (B) provided to the Owner and such other Persons as are specified in the pooling and servicing agreement or similar agreement, and (2) indemnify the Owner and such other Persons as are specified in the pooling and servicing agreement or similar agreement for losses in connection with or relating to the inaccuracy of the SEC Certification provided by the Company.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer, Securitization Transaction or Agency Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE XIII

COMPLIANCE WITH REGULATION AB

Section 13.01

Intent of the Parties; Reasonableness.  The Initial Owner and the Company acknowledge and agree that the purpose of this Article XIII is to facilitate compliance by the Initial Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Initial Owner or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Initial Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Initial Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.

The Initial Owner (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Initial Owner’s reasonable judgment, to comply with Regulation AB and the Initial Owner shall not request any information unless it deems it necessary under Regulation AB.

Section 13.02

Additional Representations and Warranties of the Company.

(i)

The Company shall be deemed to represent to the Initial Owner and to any Depositor, as of the date on which information is first provided to the Initial Owner or any Depositor under Section 13.03 that, except as disclosed in writing to the Initial Owner or such Depositor prior to such date:  (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(ii)

If so requested by the Initial Owner or any Depositor on any date following the date on which information is first provided to the Initial Owner or any Depositor under Section 13.03, the Company shall, within ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 13.03

Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (1) within ten Business Days following request by the Initial Owner or any Depositor, provide to the Initial Owner and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Initial Owner and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 13.03, and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Initial Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Initial Owner and such Depositor) the information specified in paragraph (iv) of this Section.

(i)

If so requested by the Initial Owner or any Depositor, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (y) each Third-Party Originator, and (z) as applicable, each Subservicer, as is required for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include the following:

(A)

the originator’s form of organization;

(B)

a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Initial Owner or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Initial Owner or any Depositor may reasonably request, consistent with this Article XIII for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)

a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

(D)

a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Initial Owner or any Depositor in writing in advance of such Securitization Transaction:

(1)

the sponsor;

(2)

the depositor;

(3)

the issuing entity;

(4)

any servicer;

(5)

any trustee;

(6)

any originator;

(7)

any significant obligor;

(8)

any enhancement or support provider; and

(9)

any other material transaction party.

(ii)

If so requested by the Initial Owner or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Initial Owner as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (b) each Third-Party Originator.  Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Company (or Third Party Originator) Static Pool Information with respect to more than one mortgage loan type similar to the Mortgage Loans, the Initial Owner or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Initial Owner or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format mutually agreed between the Initial Owner or the Depositor, as applicable, and the Company.

If so requested by the Initial Owner or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Initial Owner or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Initial Owner or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Initial Owner or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or Initial Owner with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Initial Owner or such Depositor.

(iii)

If so requested by the Initial Owner or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is required for the purpose of compliance with Items 1108 of Regulation AB.  Such information shall include the following:

(A)

the Servicer’s form of organization;

(B)

a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable good faith judgment of the Initial Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)

whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing by the Servicer during the three-year period immediately preceding the related Securitization Transaction;

(2)

the extent of outsourcing the Servicer utilizes;

(3)

whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)

whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)

such other information as the Initial Owner or any Depositor may reasonably request, consistent with Article XIII hereof, for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)

a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)

information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)

information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)

a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)

a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)

information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)

If so requested by the Initial Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Initial Owner and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (i) of this Section 13.03 (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Initial Owner and any Depositor a description of such proceedings, affiliations or relationships.

(v)

As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Initial Owner and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Initial Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Initial Owner and such Depositor, all information reasonably requested by the Initial Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)

In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Initial Owner or any Depositor, the Company shall provide such information reasonably available to the Company regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Initial Owner or any Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB and to permit the Initial Owner or such Depositor to comply with the provisions of Regulation AB relating to Static Pool Information regarding the performance of the Mortgage Loans on the basis of the Initial Owner's or such Depositor's reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB (including without limitation as to the format and content of such Static Pool Information).

(vii)

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Initial Owner or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

Section 13.04

Servicer Compliance Statement.  On or before March 15 of each calendar year, commencing in 2007, the Company shall deliver to the Initial Owner and any Depositor a statement of compliance addressed to the Initial Owner and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 13.05

Report on Assessment of Compliance and Attestation.

(i)

On or before March 15 of each calendar year, commencing in 2007, the Company shall:

(A)

deliver to the Initial Owner and any Depositor a report (in form and substance  reasonably satisfactory to the Initial Owner and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Initial Owner and such Depositor and signed by an authorized officer;

(B)

deliver to the Initial Owner and any Depositor a report of a registered public accounting firm reasonably acceptable to the Initial Owner and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C)

cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 13.06(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Initial Owner and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 13.05; and

(D)

if requested by the Owner or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Initial Owner, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Owner nor any Depositor  will request delivery of a certification under clause (a)(iv) above, unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.  Neither the Owner nor the Depositor shall file any such Sarbanes Certification with the Commission unless required by law or regulation.  In the event that the Owner or the Depositor is required by law or regulation to file such Sarbanes Certification with the Commission, the party that files such Sarbanes Certification shall provide to the Company reasonable notice of such filing.

(ii)

Each assessment of compliance provided by a Subservicer pursuant to Section 13.05(i)(A) shall address each of the applicable Servicing Criteria specified in Item 1122 of Regulation AB.  An assessment of compliance provided by a Subcontractor pursuant to Section 13.05(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 13.06.

Section 13.06

Use of Subservicers and Subcontractors.  The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Section 13.06.  The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) below of this Section 13.06.

(i)

It shall not be necessary for the Company to seek the consent of the Initial Owner or any Depositor to the utilization of any Subservicer.  The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Initial Owner and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(iii) and (v), 13.04, 13.05 and 13.07 to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 13.03(iv) of this Agreement.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Initial Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 13.05 as and when required to be delivered.

(ii)

It shall not be necessary for the Company to seek the consent of the Initial Owner or any Depositor to the utilization of any Subcontractor.  The Company shall promptly upon request provide to the Initial Owner and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance reasonably satisfactory to the Initial Owner and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (a) the identity of each such Subcontractor, (b) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (c) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (b) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Initial Owner and any Depositor to comply with the provisions of Section 13.05 and 13.07 to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Initial Owner and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.05, in each case as and when required to be delivered.

Section 13.07

Remedies.

(i)

Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XIII, or any breach by the Company of a representation or warranty set forth in Section 13.02(i) or in a writing furnished pursuant to Section 13.02(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 13.02(ii) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this Section, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Initial Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

The second occurrence of any failure by the Company, any Subservicer or any Subcontractor fails to deliver any information, report, certification or accountants’ letter when and as required under Section 13.04 or 13.05, including any failure by the Company to identify pursuant to Section 13.06(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement; and shall entitle the Initial Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)

The Company shall promptly reimburse the Initial Owner (or any designee of the Initial Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Initial Owner (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Initial Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Notwithstanding anything to the contrary herein, the Company shall be under no obligation to provide information that the Initial Owner deems required under Regulation AB if (i) the Company does not believe that such information is required under Regulation AB and (ii) the Company is not providing such information for its own securitizations unless the Initial Owner pays all reasonable costs incurred by the Company in connections with the preparation and delivery of such information and the Company is given reasonable time to establish the necessary systems and procedures to produce such information.

Further, notwithstanding anything to the contrary here, when determining if information is required under Regulation AB, all threshold and other requirements shall be determined solely by looking at the Company's Mortgage Loans and those of its Third Party Originators.  The Company shall have no obligation with respect to disclosure or Regulation AB in the event that the aggregation of its third-party originated loans with those the Owner's or Depositor's other sellers require additional disclosure with respect thereto.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GMAC MORTGAGE CORPORATION,
Company

By:
Name:  Patricia C. Taylor
Title:    Vice President

GOLDMAN SACHS MORTGAGE COMPANY,
Initial Owner

By:

Goldman Sachs Real Estate Funding Corp.,
its General Partner

By:
Name:
Title:

COMMONWEALTH OF PENNSYLVANIA    )
                                                                             ) SS.
COUNTY OF MONTGOMERY                        )

On the ___ day of June before me, a Notary Public in and for said Commonwealth, personally appeared Patricia C. Taylor known to me to be Vice President of GMAC Mortgage Corporation, that executed the within instrument and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

Notary Public

My Commission expires ________

STATE OF                             )
                                                ) SS.
COUNTY OF                         )

On the ____ day of __________ before me, a Notary Public in and for said state, personally appeared ________________ known to me to be a _____________ of __________ ________________, the company that executed the within instrument and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

Notary Public

My Commission expires ________

EXHIBIT A-1

FORM OF TRADE CONFIRMATION

_____________ (the “Owner”) hereby confirms its agreement to purchase and GMAC Mortgage Corporation (the “Company”) hereby confirms its agreement to sell and service, certain adjustable and fixed rate first lien one-to-four family residential mortgage loans pursuant to that certain Flow Sale and Servicing Agreement (the “Agreement”), dated as of ____________, 2006, between the Owner and the Company  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

The Company shall deliver and the Servicer shall service mortgage loans as follows:

(A)

Unpaid Principal Balance:  $__________ (plus or minus [__]%).

(B)

Cut-off Date:  [______ __, 200_].

(C)

Closing Date:  [______ __, 200_].

(D)

Mortgage Loan Document Delivery Date:  On or prior to [______ __, 200_].

(E)

Purchase Price Percentage:  [______]%.

(F)

Gross WAC (Mortgage Interest Rate):  [___]%  (if on the Closing Date the Gross WAC does not equal such amount, the Purchase Price shall be adjusted utilizing the Gross WAC Buyup/Buydown Ratio set forth below).

(G)

Index:  With respect to each adjustable rate Mortgage Loan, the index is the [________________].

(H)

Gross WAC Buyup/Buydown Ratio:  [____:  1].

(I)

Servicing Fee Rate:  %.

(J)

First Remittance Date:  [___________ __, 200_]

(K)

[OTHER]:

The mortgage loans that are the subject of this trade shall be delivered to the Owner in accordance with the Agreement and an Acknowledgment and Conveyance Agreement to be entered into between the parties on the Closing Date, as contemplated by the Agreement.  Except as otherwise set forth in this confirmation, all of the terms and conditions of the Agreement and the Purchase Price and Terms Letter, dated as of ___________2006, between the Owner, the Company and the Servicer, shall apply to the transaction contemplated hereby.

This Trade Confirmation may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

Very truly yours,

_____________, as Owner

By:
Name:
Title:

Agreed and accepted on
_________ __, 200_.

GMAC MORTGAGE CORPORATION
as Company

By:
Name:
Title:

EXHIBIT A-2

FORM OF ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT

This is an Acknowledgment and Conveyance Agreement delivered pursuant to that certain Flow Sale and Servicing Agreement (the “Agreement”), dated as of ____________, 2006, between _____________ (the “Owner”), and GMAC Mortgage Corporation (the “Company”).  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

The Owner and the Company hereby confirm that they have reached agreement on the purchase, sale and servicing of the Mortgage Loans described on the Mortgage Loan Schedule attached as Annex 1 hereto on the terms and conditions set forth in the Agreement (which terms and conditions are incorporated herein by this reference) and [the Purchase Price and Terms Letter] [Trade Confirmation, dated as of ___________ __, 200_ between the parties hereto (the “Trade Confirmation”)].

Accordingly, on this [___ day of _________, 200_], the Company does hereby sell, transfer, assign, set over and convey to the Owner all right, title and interest of the Company in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto, including all interest and principal received by the Company on or with respect to the Mortgage Loans after the related Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the related Cut-off Date, whether or not received), together with all of the Company’s right, title and interest in and to each Custodial Account and all amounts from time to time credited to and the proceeds of such Custodial Account, all amounts from time to time credited to and the proceeds of any Escrow Account, any Liquidation Proceeds or Condemnation Proceeds, any REO Property and the proceeds thereof, the Company’s rights under any insurance policies related to the Mortgage Loans, any Insurance Proceeds, the Company’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.  Pursuant to Section 2.03 of the Agreement, the Company has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Owner and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Owner.

By its execution and delivery of this Acknowledgment and Conveyance Agreement, the Company represent and warrant to the Owner that each of the representations and warranties contained in Sections 3.01 and 3.02 of the Agreement is true and correct as of the date hereof with respect to the Company and each of the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto.

Please indicate your agreement with the terms set forth in this Acknowledgment and Conveyance Agreement by countersigning a copy of this letter and returning it to the undersigned by telecopy.

This Acknowledgment and Conveyance Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

GMAC MORTGAGE CORPORATION, as Company

By:
Name:
Title:

_____________________________________,
as Owner

By:
Name:
Title:

Annex 1 to
Acknowledgment and Conveyance Agreement

MORTGAGE LOAN SCHEDULE

[Each Mortgage Loan Schedule shall provide the information required by the Agreement and the Purchase Price and Terms Agreement with respect to each Mortgage Loan as of the related Cut-off Date]

EXHIBIT B

CONTENTS OF MORTGAGE FILES

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (except the items delivered to the Custodian pursuant to Section 2.03), all of which shall be available for inspection by the Owner and which may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy:

1.

The original Mortgage Note endorsed, “Pay to the order of __________________, without recourse” and signed in the name of the Company by an authorized officer.  Such signature may be an original signature or a facsimile signature of such officer.  If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “GMAC Mortgage Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “GMAC Mortgage Corporation, formerly known as [previous name]”.  The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Company.

2.

The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Company (which certificate may consist of stamped text appearing on such copy of the Mortgage), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

3.

The original Assignment of Mortgage, executed in blank, but otherwise in form and substance acceptable for recording; provided, however, that certain recording information will not be available if, as of the Closing Date, the Company has not received the related Mortgage from the appropriate recording office.  If the Mortgage Loan was acquired by the Company in a merger, the assignment must be by “GMAC Mortgage Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by “GMAC Mortgage Corporation, formerly known as [previous name]”.

4.

The original policy of title insurance or, if such insurance is in force but the original policy of title insurance has not been delivered to the Company by the issuing title insurer, the report of title insurance or other evidence of title insurance generally acceptable to Fannie Mae or Freddie Mac or, if the Mortgage Loan is the subject of a Fannie Mae or Freddie Mac approved master title insurance policy, a certified copy of the certificate of title insurance issued thereunder.

5.

Originals or certified true copies from the appropriate recording offices of all assumption and modification agreements, if any or if the original has not yet been returned from the recording office, a copy of such original certified by the Company.

6.

Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mortgage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

7.

Original hazard insurance policy or a binder evidencing such coverage and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy, unless the Mortgage Loan is the subject of a blanket mortgage impairment insurance policy meeting the requirements of Section 4.11 of the Agreement.

8.

Mortgage Loan closing statement (Form HUD-1 or HUD-1A).

9.

Residential loan application.

10.

Credit report on the Mortgagor.

11.

Residential appraisal report, if applicable.

12.

Photograph of the property, if applicable.

13.

Income and asset verification, if applicable.

14.

Other disclosures required in connection with the origination of the Mortgage Loan, as applicable.

EXHIBIT C

FORM OF CUSTODIAL AGREEMENT

EXHIBIT D

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT E

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT F

FORM OF MONTHLY REMITTANCE STATEMENT

EXHIBIT G

FORM OF ANNUAL CERTIFICATION

Re:

The Amended and Restated Flow Sale and Servicing Agreement dated as of January [  ], 2006 (the “Agreement”), among Goldman Sachs Mortgage Co. and GMAC Mortgage Co.

I, ________________________________, the _______________________ of GMAC Mortgage Co., certify to Goldman Sachs Mortgage Co., [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

1.

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 2006 that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

2.

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

3.

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

4.

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

5.

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT H

UNDERWRITING GUIDELINES

EXHIBIT I

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by GMAC Mortgage Co. [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date:

By:
Name:
Title

EXHIBIT J

FORM OF INDEMNIFICATION AGREEMENT

[Transaction/Series]

[____________], 2006

Reference is made to the Prospectus Supplement (the “Prospectus Supplement”), dated [__________], 2006, relating to [Transaction / Series] (the “Certificates”) and the Free Writing Prospectus[es], dated [  ] and [  ], related to the Certificates.

GMAC Mortgage Corporation (“GMACM”), as a servicer and originator, hereby agrees to indemnify and hold harmless Goldman, Sachs & Co.  and its affiliates (the “Company”), their respective officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, expenses, damages or liabilities to which the Company, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of material fact regarding any mortgage loan sold by GMACM to the Company actually provided by GMACM to the Company or its affiliates, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the Free Writing Prospectus[es], or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that, with respect to this clause (ii), GMACM shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to (a) the Prospectus Supplement Information (as defined below) and (b) information about GMACM that is required to be delivered by GMACM to the Company or its affiliates pursuant to the Mortgage Loan Purchase Agreement, dated January 1, 2006, between GMACM and the Company and is information   about GMACM that is required to be in the Prospectus Supplement pursuant to Regulation AB (as defined in the Agreement) (collectively, with clauses (a), the GMACM Information).  For purposes of this Indemnification Agreement, the Company and GMACM acknowledge and agree that “Prospectus Supplement Information” shall mean the statements set forth under the heading [“The Servicers—GMAC Mortgage Corporation”] in the Prospectus Supplement (including any Static Pool information incorporated therein by reference) actually provided by GMACM to the Company or its affiliates.  GMACM hereby represents and warrants, as of the date of the Prospectus Supplement and the date hereof, that the Prospectus Supplement Information and the Raw Data is true and correct in all material respects.

The Company agrees to indemnify and hold harmless GMACM, their respective officers and directors and each person, if any, who controls the GMACM within the meaning of Section 15 Ac, or Section 20 of the Exchange Act from and against any and all losses, claims, expenses, damages or liabilities to which the GMACM, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefore and reasonable counsel fees incurred in connection therewith, except as otherwise provided herein), on the ground or alleged ground that the Depositor Information contained an untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse GMACM, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with defending any such loss, claim, expense, damage, liability or action, as and when incurred. The information in the Prospectus Supplement, other than the GMACM Information, is referred to herein as the “Depositor Information.”

Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that such indemnifying party may have to any indemnified party under this Agreement except to the extent that such indemnifying party has been materially prejudiced by such failure; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability that such indemnifying party may have to any indemnified party otherwise than under this Agreement.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that such indemnifying party may wish, to assume (at its own expense) the defense thereof, with counsel satisfactory to such indemnified party (which counsel may be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party hereunder, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have agreed in writing to the continuing participation of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the opinion of such counsel, be inappropriate due to the actual or potential differing interests between them.  If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party, which will not be unreasonably withheld or delayed or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

If recovery is not available under the foregoing indemnification provisions for any reason other than as specified therein, each indemnified party shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act.  In determining the amount of such contribution, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission, the relative fault of the parties, and any other equitable considerations appropriate under the circumstances.

The agreements, indemnities and representations of the parties thereto contained herein or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any parties hereto or any of the controlling persons referred to herein, and will survive the sale of the Certificates.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles applied in such state.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assignees and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument.

Executed as of the day and year first above written.

GMAC MORTGAGE CORPORATION

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
Name:
Title: